Exhibit 99.1

Intellicheck Announces the Appointment of Bill White as Interim President and CEO and the Departure of William Roof

JERICHO, N.Y.—(BUSINESS WIRE)—Intellicheck, Inc. (NYSE AMERICAN:IDN), an industry leader in delivering real-time threat identification and identification authentication that provides the antivirus to the epidemic of counterfeit IDs, today appointed current Chief Financial Officer Bill White to the positions of Interim President and Chief Executive Officer effective October 4, 2017. Mr. White is replacing William Roof, Ph.D., who has agreed to retire from the Company at the request of the board of directors.

Mr. White, who has served as Intellicheck’s CFO for more than five years, has more than 30 years of experience in financial management, operations and business development. He started his career in public accounting. Mr. White holds a Bachelor of Arts in Business Administration from Washington State University, and is a Certified Fraud Examiner. During the interim period, while a CEO search is being conducted, Mr. White will also continue to serve as the Company’s Chief Financial Officer.

Chairman of the Board of Directors, Vice Admiral Michael Malone said, “We’d all like to express our thanks to Bill Roof for his three years of hard work rebranding our products, cutting expenses and reorganizing Intellicheck. I have asked Dr. Roof to stay on as a strategic consultant, so we can continue to benefit from his technical knowledge. In addition, I’d like to express my thanks to Bill White for stepping into the CEO role on an interim basis. He is highly familiar with all aspects of the company. This transition will be seamless.”

Bill White noted, “It has been a pleasure to work with Bill these past three years and I want to wish him the best in his well-deserved retirement. I also want to thank the Board of Directors for their confidence in me. I’m very excited about Intellicheck’s future.”

###

Contact

Media and Public Relations: Sharon Schultz (302) 539-3747

Investor Relations: Gar Jackson (949) 873-2789

About Intellicheck NYSE American:IDN Intellicheck is the industry leader in technology solutions that are the antivirus to the epidemic of counterfeit IDs providing real-time threat identification and identification authentication. Our technology solutions make it possible for our clients to enhance the safety and awareness of their facilities and people, improve customer service, and increase operational efficiencies. Founded in 1994, Intellicheck has grown to serve dozens of Fortune 500 companies including retail and financial industry clients, police departments, national defense clients at agencies, major seaports, and military bases, and diverse state and federal government agencies. The Company holds 25 patents including many patents pertaining to identification technology. For more information on Intellicheck, visit http://www.intellicheck.com/ and follow Intellicheck on Twitter @IntellicheckIDN, on Instagram @IntellicheckIDN, on LinkedIn https://www.linkedin.com/company/intellicheck-inc-, on Facebook https://www.facebook.com/intellicheckidn/, on YouTube https://www.youtube.com/user/ICMOBIL, and read Intellicheck’s latest blog post at http://intellicheckidn.com/.

Safe Harbor Statement

Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this website and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as market acceptance of Intellicheck’s products and the presently anticipated growth in the commercial adoption of the Company’s products and services, changing levels of demand for Intellicheck’s current and future products, Intellicheck’s ability to reduce or maintain expenses while increasing sales, customer results achieved using our products in both the short and long term, success of future research and development activities, Intellicheck’s ability to successfully manufacture, market and sell its products, Intellicheck’s ability to manufacture its products in sufficient quantities to meet demand within required delivery time periods while meeting its quality control standards, any delays or difficulties in the Company’s supply chain, the success of the Company’s sales and marketing efforts coupled with the typically long sales and implementation cycle for its products, Intellicheck’s ability to enforce its intellectual property rights, changes in laws and regulations applicable to the Company’s products, the Company’s continued ability to access government-provided data, the risks inherent in doing business with the government including audits and contract cancellations, liability resulting from any security breaches or product failure, and other risks detailed from time to time in Intellicheck’s reports filed with the SEC. We do not assume any obligation to update the forward-looking